Exhibit 32.1

Certification of Periodic Financial Report

Pursuant to 18 U.S.C. Section 1350

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Veru Inc. (the "Company") certifies that the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2024 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 8, 2024	/s/Mitchell S. Steiner
Mitchell S. Steiner
Chairman, Chief Executive Officer and President

Date: August 8, 2024	/s/Michele Greco
Michele Greco
Chief Financial Officer and
Chief Administrative Officer

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.